GATX CORPORATION

                    1995 LONG TERM INCENTIVE COMPENSATION PLAN

I.       GENERAL

         I. Purpose. The purpose of the 1995 Long Term Incentive Compensation Plan (the "Plan") is to promote the long term financial interests of the Company by (i) attracting and retaining executive personnel possessing outstanding ability; (ii) further motivating such individuals by means of growth-related incentives to achieve long-range goals; (iii) providing incentive compensation opportunities, in the form of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Rights, Restricted Common Stock, Performance Awards and Individual Performance Units (each as described below) which are competitive with those of other major corporations; and (iv) furthering the identity of interests of participating employees with those of the Company's shareholders through opportunities for increased stock ownership.


         2. Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee shall have such powers to administer the Plan as are delegated to it by the Plan or the Board of Directors, including full authority to: (i) interpret the Plan; (ii) prescribe, amend and rescind rules and regulations pertaining to the Plan; (iii) determine the terms and provisions of each Stock Option and Stock Appreciation Right, and Restricted Common Stock agreement between the Company and a Participant, and the number of Individual Performance Units to be granted to a Participant; (iv) establish Company performance goals for purposes of the Plan; and (v) make all other determinations deemed necessary or advisable for the administration of the Plan. To the extent necessary to conform the Plan, and the awards under the Plan, to Rule 16b-3 of the Securities and Exchange Commission, no member of the Committee shall be eligible, or within one year prior to appointment to the Committee shall have been eligible, to participate in the Plan or in any other plan of the Company or any affiliate of the Company under which stock, stock options or stock appreciation rights may be granted.

         3. Participants. Except as otherwise specifically provided, Participants in the Plan shall consist of such key employees of the Company and its subsidiaries as the Committee in its sole discretion may select from time to time to receive Stock Options, Stock Appreciation Rights, Restricted Stock Rights, Restricted Common Stock, Performance Awards or Individual Performance Units. The Committee may delegate to appropriate officers of the Company who are also directors of the Company authority to determine participation in the Plan by other than officers of the Company, and the extent of participation by each non-officer employee of the Company or any subsidiary.

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         4.  Shares.  One million five hundred  thousand  (1,500,000)  shares of
Common Stock, together with any shares of Common Stock authorized under the 1985 Long Term Incentive Compensation Plan (the "1985 Plan") which are unissued as of the date of adoption hereof, and which are not subsequently issued pursuant to awards under the 1985 Plan that are outstanding on that date, with such adjustment in such number of shares as may be made pursuant to the last sentence of this paragraph I-4, shall be available for issue upon the exercise of Stock Options, Stock Appreciation Rights and Restricted Stock Rights granted under the Plan, for award in the form of Restricted Common Stock and for redemption of Individual Performance Units. Such shares may be authorized and unissued shares or treasury shares (including, in the discretion of the Board of Directors of the Company, shares purchased in the open market) of Common Stock. If a Stock Option granted under the Plan expires or is terminated for any reason without having been exercised in full for Common Stock (including those which terminate by reason of the exercise of a Stock Appreciation Right in accordance with the provisions of Part IV below) or if a Restricted Stock Right, Restricted Common Stock or Individual Performance Unit awarded under the Plan is forfeited for any reason, the shares not acquired or forfeited shares, as the case may be, shall (unless the Plan shall have terminated) again become available for purposes of
the   Plan.   In  the  event  of  a   merger,   consolidation,   reorganization,
recapitalization, stock dividend, stock split, spin-off or other change in corporate structure or capitalization affecting the Common Stock, appropriate adjustment shall be made with respect to the number and kind of shares (or other securities) optioned or awarded or subject to being optioned or awarded under the Plan and in the sole discretion of the Board of Directors such adjustments in price and other adjustments as it deems equitable may be made.

         5. Amendment. The Board of Directors of the Company may amend the Plan from time to time, except that without the approval of the holders of a majority of the outstanding shares of Common Stock entitled to vote at a duly held meeting of the shareholders, the number of shares of Common Stock which may be issued under the Plan may not be increased except as provided in paragraph I-4. No amendment of the Plan, however, may, without the consent of a Participant, make any changes in any outstanding Stock Options, Stock Appreciation Rights, Restricted Stock Rights, Restricted Common Stock, Performance Award or Individual Performance Units theretofore granted the Participant which would adversely affect the Participant's rights under the Plan.

         6. Termination. The Board of Directors of the Company may terminate the Plan at any time. No Stock Option or Stock Appreciation Right shall be granted and no Restricted Stock Right, Restricted Common Stock, Performance Award or Individual Performance Unit shall be awarded after the Plan is terminated for any reason. However, termination of the Plan shall not affect the validity of any Stock Option or Stock Appreciation Right theretofore granted under the Plan or any award of Restricted Stock Rights, Restricted Common Stock, Performance Award or Individual Performance Units theretofore made under the Plan.

         7. No Employment Right. Participation in the Plan does not confer upon any employee any

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right with respect to continued employment by the Company or any subsidiary,  or limit in any way the right of the Company or any subsidiary to terminate an employee's services, responsibilities, duties and authority to represent the Company or any subsidiary at any time for any reason.

II.      INCENTIVE STOCK OPTIONS

         1. Grants. The Committee shall designate the Participants to whom Incentive Stock Options, as described in the Internal Revenue Code of 1986, as amended (the "Code"), are to be granted under this Part II and determine the number of shares to be offered to each of them. Each Incentive Stock Option shall be evidenced by an agreement between the Participant and the Company. The aggregate fair market value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year under this Plan and each other stock option plan of the Company and any parent or subsidiary thereof shall not exceed $100,000. Subject to any adjustment made under the last sentence of paragraph I-4, the aggregate number of Incentive Stock Options and Non-Qualified Stock Options granted to any Participant during any calendar year, regardless of when first exercisable, shall not exceed seventy-five thousand (75,000). For all purposes of the Plan, the term "fair market value" of a share of Common Stock means the average of the highest and lowest prices at which a share of Common Stock is traded on the date as of which the determination is being made as quoted on the New York Stock Exchange Composite Transactions or other principal market quotation selected by the Committee or, if Common Stock is not traded on that date, the average of the highest and lowest prices on the next preceding day on which such stock is traded.

         2. Price. The purchase price of each Incentive Stock Option shall be determined by the Committee; provided, however, that in no instance shall such price be less than one hundred percent of the fair market value of a share of Common Stock on the date the option is granted (the "Option Date") or par value, whichever is higher. The full purchase price of each share purchased upon the exercise of any Incentive Stock Option shall be paid in cash or shares of Common Stock, or both, at the time of such exercise (or by such other method as may be satisfactory to the Committee) and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto. A Participant shall not have any rights of a shareholder with respect to the shares of Common Stock subject to an option granted the Participant until such shares are purchased upon exercise of the option.

         3. Exercise. Subject to the following provisions of this paragraph and the following provisions of paragraph II-4, unless sooner terminated, all Incentive Stock Options granted to a Participant on an Option Date may be exercised commencing on a date no earlier than one year from the Option Date as determined by the Committee. The Committee may, in its discretion, accelerate the date on which all, or any portion, of the Incentive Stock Options granted to a Participant may be exercised.

         4. Termination. Each Incentive Stock Option granted to a Participant shall terminate on the earlier of the tenth anniversary of the Option Date or, subject to the provisions of the following sentence, three months after the date the Participant's employment by the Company and

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its  subsidiaries  is  terminated  for any reason.  That portion of an Incentive
Stock Option which is exercisable as of the date on which a Participant's employment is terminated by reason of his death, disability (as determined by the Committee) or retirement under a Company or subsidiary retirement plan shall terminate on the earlier of the tenth anniversary of the Option Date on which it was granted or one year after the date of termination of employment by reason of death or disability (as determined by the Committee) or five years after the date of retirement, as the case may be.

         5. Transferability. An Incentive Stock Option, by its terms, may not be transferred by a Participant other than by will or the laws of descent and distribution and during the lifetime of a Participant shall be exercisable only by the Participant.

III. NON-QUALIFIED STOCK OPTIONS

         1. Grants. The Committee shall designate the Participants to whom Non-Qualified Stock Options are to be granted under this Part III and determine the number of shares to be offered to each of them. Each Non-Qualified Stock Option shall be evidenced by an agreement between the Participant and the Company. Subject to any adjustment made under the last sentence of paragraph I-4, the aggregate number of Non-Qualified Stock Options and Incentive Stock Options granted to any Participant during any calendar year shall not exceed seventy-five thousand (75,000).

         2. Price. The purchase price of each Non-Qualified Stock Option shall be determined by the Committee; provided, however, that in no instance shall such price be less than one hundred percent of the fair market value of a share of Common Stock of the Company on the date the option is granted (the "Option Date") or par value, whichever is higher. The full purchase price of each share purchased upon the exercise of any Non-Qualified Stock Option shall be paid in cash or shares of Common Stock, or both, at the time of such exercise (or by such other method as may be satisfactory to the Committee) and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto. A Participant shall not have any rights of a shareholder with respect to the shares of Common Stock of the Company subject to an option granted the Participant until such shares are purchased upon exercise of the option.

         3. Exercise. Subject to the provisions of this paragraph and the provisions of paragraph III-4, unless sooner terminated, all Non-Qualified Stock Options granted to a Participant on an Option Date may be exercised commencing on a date no earlier than one year from the Option Date as determined by the Committee. The Committee may, in its discretion, accelerate the date on which all, or any portion, of the Non-Qualified Stock Options granted to a participant may be exercised.

         4. Termination. Each Non-Qualified Stock Option granted to a Participant shall terminate on the earlier of the tenth anniversary of the Option Date or, subject to the provisions of the
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following sentence,  three months after the date the Participant's employment by the Company and its subsidiaries is terminated for any reason. That portion of a Non-Qualified Stock Option which is exercisable as of the date on which a Participant's employment is terminated by reason of the Participant's death, disability (as determined by the Committee) or retirement under a Company or subsidiary retirement plan shall terminate on the earlier of the tenth anniversary of the Option Date on which it was granted or one year after the date of termination by reason of death or disability (as determined by the Committee) or five years after the Participant's retirement, as the case may be.

         5. Transferability. A Non-Qualified Stock Option granted to a Participant may not be transferred by the Participant other than by will or the laws of descent and distribution and during the lifetime of a Participant shall be exercisable only by the Participant.

IV.      STOCK APPRECIATION RIGHTS

         1. Grantees. The Committee shall designate the Participants to whom Stock Appreciation Rights are to be granted under this Part IV and determine the number to be granted to each of them. Each Stock Appreciation Right shall be evidenced by an agreement between the Participant and the Company. If a Participant to whom a Stock Appreciation Right has been granted is subject to Sections 16(a) and 16(b) of the Securities Exchange Act of 1934, the Committee may, at any time, impose such conditions and limitations to the exercise of such Stock Appreciation Right as the Committee deems necessary or desirable in order to comply with the requirements of Sections 16(a) and 16(b) and the rules and regulations issued thereunder, or to obtain exemption therefrom.

         2. Grants. Stock Appreciation Rights may be granted in tandem with a related Stock Option, in which event the Participant may elect to exercise either the Stock Appreciation Right or the Stock Option but not both, as to any of the same shares subject to the Stock Option and the Stock Appreciation Right. A Stock Appreciation Right granted to a Participant may be granted on the Option Date of such option or in the case of Non-Qualified Stock Options as of that Option Date or at any time thereafter.

         3. Exercise. Subject to the following provisions of this paragraph and the provisions of paragraph IV-5, unless sooner terminated, all Stock Appreciation Rights granted to a Participant may be exercised commencing on a date no earlier than the later of six (6) months from the date of grant or one year from the Option Date as determined by the Committee; provided, however, that a Stock Appreciation Right may be exercised only to the extent a related Stock Option is surrendered. The Committee may, in its discretion, accelerate the date on which all, or any portion, of the Stock Appreciation Rights granted to a Participant may be exercised to the date to which a related Stock Option has been accelerated in accordance with the provisions of either paragraph II-3 or III-3.
         4. Payment. A Participant to whom a Stock Appreciation Right has been granted may elect, during any period that such Stock Appreciation Right is exercisable and subject to such

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limitations  as the Committee  may have imposed,  to receive from the Company in exchange therefor an amount (net of applicable employee withholding taxes) equal to the product of (i) the excess, if any, of the fair market value of a share of Common Stock on the date of the exchange over the option price of the related Stock Option and (ii) the number of shares of Common Stock covered by the related Stock Option, or portion thereof, surrendered. Payment of the Company's obligations arising out of the exchange of a Stock Appreciation Right may be made in cash, Common Stock (valued at its fair market value at date of exchange) or partly in each, as the Committee shall decide.

         5. Termination. Subject to the following sentence, each Stock Appreciation Right shall terminate on the earlier of the tenth anniversary of the Option Date or, subject to the provisions of the following sentence, three months after the date the Participant's employment by the Company and its subsidiaries is terminated for any reason. Any Stock Appreciation Right which is exercisable as of the date on which a Participant's employment is terminated by reason of the Participant's death, disability (as determined by the Committee) or retirement under a Company or subsidiary retirement plan shall terminate on the earlier of the tenth anniversary of the Option Date on which it was granted or one year after the date of termination by reason of death or disability (as determined by the Committee) or five years after the Participant's retirement, as the case may be.

         6. Transferability. A Stock Appreciation Right granted to a Participant may not be transferred by the Participant other than by will or the laws of descent and distribution and during the lifetime of a Participant shall be exercisable only by the Participant.

V.       RESTRICTED STOCK AWARDS

         1. Grants. Grants of Restricted Common Stock or Restricted Stock Rights may be made from time to time to such officers and key employees of the Company and its subsidiaries as may be selected by the Committee. On each Common Stock dividend payment date, each Participant shall be credited with an amount equal to the dividend paid on that date on a share of Common Stock, multiplied by the Participant's number of shares of Restricted Common Stock or Restricted Stock Rights that have not been terminated in accordance with the following provisions of this Part V. Such amounts together with interest thereon shall be paid to the Participant at such time or times as the Committee shall decide.

         2. Awards. Such grant of Restricted Common Stock or Restricted Stock Rights shall be contingent upon the Participant's continuing employment with the Company or its subsidiaries for a period to be specified by the Committee (the "Performance Period") and shall be subject to such additional terms and conditions as the Committee in its sole discretion deems appropriate, including, but not by way of limitation, restrictions on the sale or other disposition of such shares during the Performance Period or for a period of time thereafter. The length of Performance Periods may vary among Participants.
         At the end of such period of employment by the Company and its subsidiaries as shall be determined by the Committee (but not less than six months and not extending beyond the last day

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of the Performance  Period), the Restricted Stock Right granted to a Participant shall be automatically exchanged for a number of shares of Restricted Common Stock equal to the number of Restricted Stock Rights exchanged.

         Each stock certificate issued in respect of shares of Restricted Common Stock shall be registered in the name of the Participant and deposited with the Company.

         Subject to the foregoing restrictions, and unless and until the shares are forfeited, a Participant shall have all of the rights of a holder of Common Stock with respect to the shares of Restricted Common Stock awarded the Participant in accordance with the provisions of this Part V; provided, however, that as provided in paragraph 1 of this Part V, any dividends paid on a share of such stock, together with interest thereon, shall be accrued and paid to the Participant at such time or times as the Committee shall decide.

         3. Distribution. The shares of Restricted Common Stock awarded to a Participant with respect to a Performance Period shall be distributed to the Participant, free of all restrictions, in such number (usually three) of equal, or substantially equal, annual installments, measured from the last day of that Performance Period, as the Committee shall determine.

         4. Forfeitures. Except as provided below, or except as otherwise determined by the Committee, if a Participant's employment with the Company and its subsidiaries is terminated for any reason, the Participant shall forfeit all Restricted Stock Rights, any undistributed Restricted Common Stock previously awarded to the Participant with respect to any Performance Period, any undistributed dividends accrued for the Participant and any undistributed dividend equivalents credited to the Participant, together with any interest accrued thereon. If a Participant's employment with the Company and its subsidiaries is terminated by reason of a Participant's death, disability (as determined by the Committee) or retirement under a Company or subsidiary retirement plan, the Participant or, in the event of the Participant's death, the person or persons entitled thereto by will or the laws of descent and distribution, shall be entitled to receive, free of restrictions, a distribution of the undistributed shares of Restricted Common Stock, if any, previously awarded to the Participant, all Performance Awards under Part VI for which Performance Goals have been met and, together with interest thereon, any undistributed dividends accrued for the Participant and any undistributed dividend equivalents credited to the Participant.

VI.      PERFORMANCE AWARDS

         1. Awards. Any Participant designated by the Committee to participate in Part V of the Plan may be designated as a Participant under this Part VI.


         2. Performance Goal. For each Performance Period the Committee may establish Performance Goals. In establishing any Performance Goal the Committee may use such measures of the performance of the Company over the Performance Period as the Committee deems

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appropriate. Performance Goals may vary among Participants. For each Performance
Period, the Committee shall also establish appropriate criteria to determine the basis upon which a Performance Award shall be made under the Plan with respect to that period.

         3. Payment and Amount. If the criteria for payment established by the Committee relating to a Performance Goal established for any Performance Period is met, a Participant receiving an installment distribution of Restricted Common Stock in accordance with the provisions of paragraph V-3 with respect to that Performance Period, who has also been designated as a Participant under this
Part VI, shall also be paid a Performance Award at the time the distribution is made to the Participant. The amount of a Participant's Performance Award shall not in any event exceed the aggregate fair market value of the installment distribution of shares of Restricted Common Stock.

         4. Forfeiture. Except as provided below, and except as otherwise determined by the Committee, if a Participant's employment with the Company and its subsidiaries is terminated for any reason prior to the payment of any portion of a Performance Award, the Participant shall forfeit all rights to receive any portion of the Performance Award remaining unpaid at such termination. If a Participant's employment with the Company and its subsidiaries is terminated by reason of the Participant's death, disability (as determined by the Committee) or retirement under a Company or subsidiary retirement plan, the Participant or, in the event of the Participant's death, the person or persons entitled thereto by will or the laws of descent and distribution, shall be entitled to receive, free of restrictions, a distribution of all Performance Awards under Part VI for which Performance Goals have been met.


VII.     INDIVIDUAL PERFORMANCE UNITS

         1. Grant. For each Performance Period, the Committee may, from time to time, grant Individual Performance Units to such officers and other key employees of the Company and its subsidiaries as it may select. The number of Individual Performance Units granted will be determined by dividing a specified percentage (as determined by the Committee and not exceeding one hundred percent (100%)) of the Participant's base salary by the fair market value of the Company's Common Stock on the date of grant. On each Common Stock dividend payment date, each Individual Performance Unit (including additional Individual Performance Units previously credited to it) shall be increased by an amount equal to the dividend paid on that date on a share of the Company's Common Stock, reinvested in additional Individual Performance Units in an amount equivalent to an investment of such dividend in shares of the Company's Common Stock at its fair market value on such date.


         2. Award.  Except as provided in paragraph VII-5, awards of Individual
Performance  Units  shall  be  contingent  upon  the  Participant's   continuing
employment with the Company or its subsidiaries throughout the specified Performance Period, and shall be subject to such additional
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terms and conditions as the Committee in its sole discretion deems  appropriate.
The length of Performance Periods may vary among Participants.

         3. Performance Goals. For each Performance Period the Committee may establish Performance Goals which shall be based upon achievement of specific levels of return on equity. In determining the extent to which a Performance Goal has been achieved, the Committee shall exclude the effect, if any, on the Company's income or equity, of changes in generally accepted accounting principles  or Federal  income  tax laws or  regulations,  adopted or  effective subsequent to the establishment of such Performance Goal as it deems appropriate. Performance Goals may vary among Participants.

         4. Payment and Amount. If the Performance Goal established by the Committee for a Performance Period has been achieved, the Company shall redeem the Individual Performance Units and pay to the Participant an amount (the "Redemption Amount") equal to not more than three (3) times - depending upon the extent to which the Performance Goal has been achieved or exceeded - the product of (i) the number of Individual Performance Units credited to the Participant's account at the end of a Performance Period (including reinvested dividends), and
(ii) the fair market value of the Company's Common Stock on the date of payment. Payment of the Redemption Amount to the Participant may, in the discretion of the Committee, be made in cash and in Common Stock of the Company, and will be made as soon as practicable following expiration of the applicable Performance Period and certification by the Committee of the Redemption Amount. The cash payment shall in no event exceed fifty percent (50%) of the Redemption Amount.

         5. Forfeitures. Except as provided below, or except as otherwise determined by the Committee, if a Participant's employment with the Company and its subsidiaries is terminated for any reason, the Participant shall forfeit all unredeemed Individual Performance Units previously granted to the Participant with respect to any Performance Period and any undistributed dividends allocable thereto. To the extent the Performance Goals are not achieved, Individual Performance Units not redeemed shall be forfeited. If, prior to completion of a Performance Period, a Participant's employment with the Company and its subsidiaries is terminated by reason of the Participant's death, disability (as determined by the Committee) or retirement under a Company or subsidiary retirement plan, the Participant, or in the event of the Participant's death, the person(s) entitled thereto by will or the laws of descent and distribution, shall, if the applicable Performance Goal is attained, receive the Redemption
Amount at the time of payment to other Participants. In the event of a Participant's retirement, the Redemption Amount shall be prorated to the date of such Participant's retirement. Individual Performance Units shall be forfeited to the extent not redeemed.

VIII. SPECIAL ACCELERATION IN CERTAIN EVENTS

         1. Special Acceleration. Notwithstanding any other provisions of the Plan, a Special Acceleration of awards outstanding under the Plan shall occur with the effect set forth in

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paragraph VIII-2 at any time when any one of the following events has taken place:

         (a) The Company receives a report on Schedule 13D reporting the beneficial ownership by any person (other than a Participant in the Plan) of 20% or more of the Company's outstanding Common Stock, except that if such receipt shall occur during a tender offer or exchange offer by any person other than the Company or a wholly owned subsidiary of the Company, or a Participant in the Plan, Special Acceleration shall not take place until the conclusion of such offer;

         (b) If, upon conclusion of a tender or exchange offer, any person other than the Company or a wholly owned subsidiary of the Company, or a Participant in the Plan; announces that it has accepted for purchase a sufficient number of shares of Common Stock pursuant to such tender offer or exchange offer which will result in such person becoming directly or indirectly the beneficial owner of 20% or more of the Company's outstanding Common Stock;

         (c) Holders of the necessary number of shares of Common Stock authorize or approve any merger in which the Company is not the surviving corporation or survives only as a subsidiary of another corporation, or consolidation or sale of all or substantially all of the assets of the Company; or

         (d) During any period of twelve months or less individuals who at the beginning of such period constituted a majority of the Board of Directors cease for any reason to constitute a majority thereof unless the nomination or election of such new directors was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

         The terms used in this Part VIII and not defined elsewhere in the Plan shall have the same meaning as such terms have in the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted thereunder.


2. Effect on Outstanding Awards. Upon a Special Acceleration pursuant to paragraph VIII-I:

         (a) All Stock Options then outstanding under Parts II and III shall immediately become exercisable in full for the remainder of their terms, provided that no Stock Option may be exercised by an officer of the Company within six months of its date of grant; and each optionee shall have the right during a period of thirty days following a Special Acceleration to have the

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                  Company  purchase any  Non-Qualified  Stock  Options which are then exercisable and as to which no Stock Appreciation Rights have been granted at a cash purchase price computed in accordance with paragraph (e) below and any Incentive Stock Options which are then exercisable and as to which no Stock Appreciation Rights have been granted at a cash purchase price equal to the product of (i) the excess, if any, of the fair market value of a share of Common Stock computed in accordance with paragraph II-I over the option price and (ii) the number of shares of Common Stock covered by the Incentive Stock Option or portion thereof surrendered, provided that the Company shall have the right during such period to purchase any Incentive Stock Option as to which no Stock Appreciation Rights have been granted at the purchase price computed in accordance with paragraph (e) below;

         (b) All Stock Appreciation Rights outstanding under Part IV shall immediately become exercisable in full for a period of thirty days following a Special Acceleration, subject to the provisions of paragraph IV-5, with payment to be made solely in cash upon any exercise during such period of a Stock Appreciation Right granted with respect to a Non-Qualified Stock Option in an amount computed in accordance with paragraph (e) below and in cash upon exercise during such period of a Stock Appreciation Right granted with respect to an Incentive Stock Option in an amount equal to the product of
                  (i) the excess, if any, of the fair market value of a share of Common Stock computed in accordance with paragraph II-I over the exercise price of the related Stock Option and (ii) the number of shares of Common Stock covered by the related Stock Option, provided that the Company shall have the right during such period to purchase any Stock Appreciation Right granted with respect to an Incentive Stock Option (and cancel the related option) at the purchase price computed in accordance with paragraph (e) below, provided further that no Stock Appreciation Right may be exercised by an officer within six months of its date of grant;


         (c) All Restricted Stock Rights under Part V outstanding for at least six months from the date of grant shall immediately be exchanged for a number of shares of Common Stock equal to the number of Restricted Stock Rights so exchanged, and all such shares of Common Stock, all other shares of Common Stock and all interest, dividends or dividend equivalents then held by the Company for Participants under Part V and all Performance Awards under Part VI for which Performance Goals have been met shall then be immediately distributed to Participants, free of all restrictions;


         (d) The Company shall immediately redeem all Individual Performance Units granted under Part VII. For purposes of calculation of the Redemption

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                  Amount, it shall be assumed that the Performance Goal has been achieved, and the Fair Market Value of the Company's Common Stock shall be calculated in accord with paragraph (e) below; and

         (e) Except as otherwise specified in paragraphs (a) and (b) above the purchase price for a Stock Option or a Stock Appreciation Right and the amount to be paid upon exercise of a Stock Appreciation Right shall be an amount equal to the product of
                  (i) the excess, if any, of the highest of (A) the highest reported sales price during the sixty days preceding such exercise, (B) the highest purchase price shown in any Schedule 13D referred to in paragraph VIII-I (a) as paid within the sixty days prior to the date of such report, (C) the highest price paid in any tender offer referred to in Paragraph VIII-I
                  (b) during the sixty days preceding such exercise, or (D) the fixed formula cash price per share specified in any transaction referred to in paragraph VIII-I (c) if such price is determined on the date of such exercise, over the option price, and (ii) the number of shares of Common Stock covered by the Stock Option or Stock Appreciation Right, or portions thereof, surrendered. The fair market value to be used in the calculation of the Redemption Amount shall be equal to the average price of the Common Stock during the five business days preceding the occurrence of a Special Acceleration.


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